                                                                       EXHIBIT 5


                           Neal, Gerber & Eisenberg
                     Two North LaSalle Street, Suite 2200
                            Chicago, Illinois 60602



                                 April 1, 1998



VIA ELECTRONIC TRANSMISSION

Vistana, Inc.
8801 Vistana Centre Drive
Orlando, FL 32821

     Re:  Registration Statement on Form S-3

Gentlemen:

     We are counsel to Vistana, Inc., a Florida corporation (the "Company"), and in such capacity we have assisted in the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of the Company's Registration Statement on Form S-3 (the "Registration Statement"), relating to the proposed offering by the Selling Shareholders (as defined in the Registration Statement) of an aggregate of 663,444 shares of the common stock, $.01 par value per share (the "Common Stock"), of the Company.

     As such counsel, we have examined the Registration Statement and such other papers, documents and certificates of public officials and certificates of officers of the Company as we have deemed necessary and appropriate as the basis for the opinions hereinafter expressed. In such examinations, we have assumed the genuineness of all signatures, the legal capacity of natural persons, and the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as conformed or photostatic copies. As to any facts material to this opinion, we have relied upon statements and representations (a) of the Company and its officers and other representatives and (b) of public officials.

     Based upon the foregoing, and subject to the limitations, qualifications, exceptions, and assumptions set forth herein, we are of the opinion that (i) in the case of 232,630 shares of

Vistana, Inc.
April 1, 1998
Page 2



Common Stock which have been delivered to the Selling Shareholders, or will be delivered to one of the Selling Shareholders upon the exercise of outstanding stock options, the shares of Common Stock covered by the Registration Statement have been duly and validly issued and are fully paid and nonassessable, and (ii) in the case of 430,814 shares of Common Stock, the delivery of which to certain of the Selling Shareholders is contingent upon certain factors (as described in the prospectus contained in the Registration Statement), upon delivery of such shares of Common Stock to certain of the Selling Shareholders, such shares of Common Stock will be duly and validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the prospectus contained therein.

     Certain partners of Neal, Gerber & Eisenberg and attorneys associated with the firm beneficially own shares of Common Stock.


                              Very truly yours,

                              /s/  Neal, Gerber & Eisenberg

                              Neal, Gerber & Eisenberg

/rr